EXHIBIT 23.2



                                    CONSENT

     I hereby consent to the reference to my name under the heading "Legal Opinions" in the Prospectus included as a part of this Registration Statement without admitting that I am an "expert" under the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.

Dated: May 22, 2003


                           /s/ Samuel P. Fried
                           ----------------------------------------------------
                           Samuel P. Fried
                           Senior Vice President, General Counsel and Secretary Limited Brands, Inc.